    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2000
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                       APPLIED MICRO CIRCUITS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                            3674                         94-2586591
 (STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)       IDENTIFICATION NUMBER)

                                ----------------

                    6290 SEQUENCE DRIVE, SAN DIEGO, CA 92121
                                 (858) 450-9333
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ----------------

                               WILLIAM E. BENDUSH
    VICE PRESIDENT, FINANCE AND ADMINISTRATION, AND CHIEF FINANCIAL OFFICER
                       APPLIED MICRO CIRCUITS CORPORATION
                    6290 SEQUENCE DRIVE, SAN DIEGO, CA 92121
                                 (858) 450-9333
 (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

             D. BRADLEY PECK, ESQ.                              JOHN A. FORE, ESQ.
               COOLEY GODWARD LLP                     WILSON SONSINI GOODRICH & ROSATI, P.C.
        4365 EXECUTIVE DRIVE, SUITE 1100                        650 PAGE MILL ROAD
              SAN DIEGO, CA 92121                              PALO ALTO, CA 94304
                 (858) 550-6000                                   (650) 493-9300

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    As soon as possible after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-92431
                                                            ---------

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.] [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ----------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                                        PROPOSED
                                                         PROPOSED       MAXIMUM
                                                         MAXIMUM       AGGREGATE      AMOUNT OF
         TITLE OF EACH CLASS            AMOUNT TO BE  OFFERING PRICE    OFFERING     REGISTRATION
    OF SECURITIES TO BE REGISTERED     REGISTERED(1)    PER SHARE        PRICE           FEE
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
 share...............................      827,271       $142.00      $117,472,482     $31,013
=================================================================================================

(1) Includes 77,271 shares of Common Stock which may be purchased by the Underwriters to cover over-allotments, if any.

================================================================================

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    Applied Micro Circuits Corporation is filing this Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Common Stock of Applied Micro Circuits Corporation contemplated by the Registration Statement on Form S-3 (Reg. No. 333-92431) filed by Applied Micro Circuits Corporation with the Securities and Exchange Commission (the "Commission") on December 9, 1999, as amended by Amendment No. 1 thereto filed on January 3, 2000 and Amendment No. 2 thereto filed on January 13, 2000, which was declared effective January 13, 2000 (the "Prior Registration Statement"). Applied Micro Circuits Corporation is filing this Registration Statement for the sole purpose of increasing the number of shares of Common Stock offered by 827,271 shares and increasing the aggregate offering price to the public set forth in such Prior Registration Statement by $117,472,482. The contents of the Prior Registration Statement are incorporated herein by reference.

    The Registrant hereby certifies that its agent has instructed its bank or a wire transfer service to transmit to the Commission the applicable filing fee by a wire transfer of such amount from its agent's account to the Commission's account at Mellon Bank as soon as practicable, but no later than the close of the next business day following the filing of this Registration Statement. The Registrant further certifies that its agent will not revoke such instructions and has sufficient funds in such account to cover the amount of such filing fee.

================================================================================

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 13, 2000.

                                          APPLIED MICRO CIRCUITS CORPORATION


                                          By: /s/     DAVID M. RICKEY
                                             --------------------------------
                                                      David M. Rickey
                                                    President and Chief
                                                     Executive Officer


                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Rickey and William E. Bendush, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitutes may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

             SIGNATURE                            TITLE                    DATE
             ---------                            -----                    ----

      /s/ David M. Rickey            President and Chief Executive   January 13, 2000
____________________________________ Officer
          David M. Rickey


     /s/ William E. Bendush          Vice President, Finance and     January 13, 2000
____________________________________ Administration, and Chief
         William E. Bendush          Financial Officer


   /s/ Roger A. Smullen, Sr.         Chairman of the Board of        January 13, 2000
____________________________________ Directors
       Roger A. Smullen, Sr.


   /s/ William K. Bowes, Jr.         Director                        January 13, 2000
____________________________________
       William K. Bowes, Jr.


 /s/ Franklin P. Johnson, Jr.        Director                        January 13, 2000
____________________________________
      Franklin P. Johnson, Jr.


    /s/ Arthur B. Stabenow           Director                        January 13, 2000
____________________________________
         Arthur B. Stabenow


                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                         DESCRIPTION OF DOCUMENT
 -------                        -----------------------

  5.1    Opinion of Cooley Godward LLP.

 23.1    Consent of Ernst & Young LLP, Independent Auditors.

 23.2    Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

 24.1    Power of Attorney. Reference is made to page II-1.